UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

DoubleVerify Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following FAQ was made available to employees of of DoubleVerify Holdings, Inc. on August 7, 2026

DV EMPLOYEE FAQ

Understanding Today's Announcement

1. About the Announcement

Q: What was announced today?

A: Nielsen Holdings has entered into a definitive agreement to acquire DV at $13.60 per share, approximately ~$2.33B which is a premium of 30% over the average price in the last 60 days. This is the "signing" of the deal, it is not yet final. The transaction is expected to close by Q1 2027, subject to shareholder approval and other customary closing conditions.

Q: Is this a done deal?

A: Not yet. Signing means both companies have agreed to the terms and are legally committed to complete the transaction, but several conditions must still be satisfied, most importantly a vote of DV's shareholders and regulatory clearance. Until the closing of the transaction, DV and Nielsen will continue to operate as separate companies.

Q: What's the difference between "signing" and "closing"?

A: Signing is when the merger agreement is executed and the deal is announced publicly. Closing is when the transaction is legally completed, ownership transfers, DV becomes part of Nielsen, and DV's stock stops trading. During the period between signing and closing, DV and Nielsen will do integration planning; however, both companies continue to operate independently and separately.

Q: How long will it take to close?

A: We expect the transaction to close by Q1 2027. This depends on the shareholder vote, regulatory approvals and other customary closing matters. We will update you as major milestones are reached.

Q: Why is DV being acquired?

A: The combination delivers global, end-to-end, independent, transparent measurement and optimization across linear TV, CTV, social, mobile and AI platforms. Nielsen’s audience and currency layer, together with DV’s media quality expertise results in the unmatched combination of a trusted, independent referee and scorekeeper - powering media effectiveness everywhere. Furthermore, we believe that the strategic combination of the companies will create extensive new product development opportunities across all lines of our business as we build the leading set of data signals that can fuel optimal results for marketers. We will have the ability to continue to grow the company, our people, and our relationships in a private setting where we can make longer term bets on our role in an AI first media environment. This will be a big win for the company, our customers and partners, and our employees.

2. My Job & Day-to-Day

Q: Does my job change today?

A: No. DV will remain a separate and independent company until the closing. You will continue reporting to your current manager, working on current projects, and following existing policies. Certain employees will be involved in integration planning and for those employees that will be communicated by your manager.

Q: Will there be layoffs?

A: Any workforce decisions that have been previously decided will continue to move forward between signing and closing and afterwards we expect to operate as a separate division post closing of the deal. There has been no discussions of workforce reductions to date.

Q: Can I still apply for internal transfers or promotions?

A: Yes. Normal talent processes continue during the interim period unless you hear otherwise from your manager or HR.

Q: Do I still report to the same manager and team structure?

A: Yes, org structure remains unchanged during the interim period unless communicated otherwise.

3. Pay, Benefits & Equity

Q: Will my pay or benefits change before closing?

A: No changes are expected before closing. DV will continue to operate its current payroll, benefits and policies through close. Any changes effective at or after closing will be communicated in advance, along with details on transition support.

Q: What happens to my equity awards that vest between signing and closing?

A: All equity awards that are scheduled to vest prior to closing will continue to vest on their original vesting schedule and on the terms in the applicable award agreement.

Q: What will happen to my equity awards if the deal closes?

A: The treatment of your equity awards will depend on the type of your award and whether it is vested or unvested. A summary of the general treatment is provided below.

Vested Awards

•	Restricted Stock Units (RSUs), Performance Stock Units (PSUs) and Employee Stock Purchase Plan (ESPP) Shares:
○	Shares you already own as a result of RSUs or PSUs that are vested, or shares purchased under the ESPP, will be cashed out at the price of $13.60 per share agreed to in the merger agreement (the “Per Share Consideration”).

•	Stock Options:
○	If your vested stock options have an exercise price below the Per Share Consideration (referred to as “in the money” options), those options will be cashed out for the difference between the Per Share Consideration and exercise price of the vested options.
○	If your vested stock options have an exercise price above the Per Share Consideration (meaning they are “out of the money”), they will be cancelled without any payment.

Unvested Awards

•	RSUs:
○	Each outstanding (unvested) RSU will be converted into a cash award equal in value to the Per Share Merger Consideration, which cash award will vest and be paid in accordance with the original vesting schedule of the RSUs and be subject to “double-trigger” vesting protections.

•	Stock Options:
○	All options that are currently unvested are “out of the money” (based on the exercise price exceeding the Per Share Consideration) will be cancelled without any payment.

•	PSUs:
○	2024 PSU
■	Revenue-based: Same treatment as unvested RSUs.
■	Relative TSR-based: These PSUs will not meet the minimum threshold for vesting and will be cancelled without any payment.

○	2025 PSUs
■	Revenue-based: Same treatment as unvested RSUs.
■	Relative TSR-based: These PSUs will not meet the minimum threshold for vesting and will be cancelled without any payment.

○	2026 PSUs
■	Revenue-based: These PSUs will convert into time-based RSUs based on the greater of actual performance through the closing or target performance of 100%. These converted RSUs will then receive the same treatment as unvested RSUs.
■	Stock Price-based: These PSUs will convert into time-based RSUs based on performance determined using the Per Share Consideration. These converted RSUs will then receive the same treatment as unvested RSUs.

Q: What about my 401(k) or ESPP participation?

A: You can continue contributing to the 401(k) and any active ESPP offering period under current terms through closing. Depending on the timing of closing, the current ESPP offering period may be shortened. Details on post-closing plans will be shared before any transition.

Q: Can I buy, sell, or otherwise trade DV stock during this time?

A: Yes. Until the merger closes, it's business as usual, and our Insider Trading Policy remains in effect. This means you may trade DV stock only if you're permitted to do so under the policy. If you're subject to a trading blackout or pre-clearance requirements, those requirements continue to apply. As always, you should not trade if you are aware of material, nonpublic information about the company.

4. Operating During the Interim Period

Q: Can we still sign new contracts, hire, or spend as normal?

A: DV will continue operating in the "ordinary course of business" between signing and closing. Most day-to-day activity is unaffected, but certain actions (e.g., contracts above a certain size, new hires at senior levels, major capital spend) may require additional approval during this period. Check with your manager, Legal or HR if you're unsure whether something needs sign-off.

Q: Can I talk to customers, the press, or post about the deal on social media?

A: You may continue normal customer conversations, but please direct any specific questions about the transaction to Dan Slivjanovski or Andy Grimmig. Do not speak with media or post on social media about the deal. All external and press inquiries should be routed to Dan Slivjanovski or Andy Grimmig.

Q: Who can answer customer or partner questions about the deal?

A: Please direct any customer questions to Gian LaVecchia, Joris Stevens or Steve Mougis.

5. If the Deal Doesn't Close

Q: What happens if shareholders vote against the deal, or it doesn't close for another reason?

A: If the transaction is not approved or a closing condition isn't met, the merger agreement may be terminated under its terms, and DV would continue operating independently. We consider this a low-likelihood scenario.

6. Getting More Information

Q: Will there be an All Hands or additional updates?

A: Yes. We will provide updates as key milestones occur (e.g., regulatory clearance, shareholder vote, closing). There are two All Hands scheduled; the first for Thursday August 6th at 6PM ET and a subsequent call on Friday August 7th at 9AM ET.

Q: Who do I contact with questions?

A: For questions about your role, pay, or benefits: contact your manager or HR Business Partner. For questions about the transaction itself please reach out to your DVSM leader or send an email to acquisitionquestions@doubleverify.com. Please do not rely on rumors or external media reports, we will always aim to be your first and most accurate source of information.

Q: When & where can I find out more about Nielsen?

A: More information will be provided closer to closing.

Additional Information and Where to Find It

This communication is being made in respect of the Agreement and Plan of Merger (the “Merger Agreement”) among DoubleVerify Holdings, Inc.(the “Company”), a Delaware corporation, Neptune BidCo US Inc., a Delaware corporation (“Parent”), and Wallace Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the proposed transaction involving the Company, Parent and Merger Sub (the “Merger”). The Company expects to seek, and intends to file with the Securities and Exchange Commission (the “SEC”), a proxy statement in connection with the proposed Merger (the “Proxy Statement”) and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of approving the transactions contemplated by the Merger Agreement. The Company may also file other relevant documents with the SEC regarding the Merger Agreement and the proposed Merger. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. The definitive Proxy Statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the Merger Agreement and the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER AGREEMENT AND THE PROPOSED MERGER. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at ir.doubleverify.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers, including a description of their direct and indirect interests, by security holdings or otherwise, is contained in the “Proposal 1 – Election of Directors,” “Executive and Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Company’s proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 7, 2026, and will be contained in the Proxy Statement to be filed by the Company. Any changes in the holdings of the Company’s securities by its directors and executive officers from the amounts set forth in the proxy statement for its 2026 annual meeting of stockholders have been reflected in Forms 3, 4 and 5, filed with the SEC. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Merger, including the interests of the Company’s directors and executive officers in the Merger, which may be different from those of the Company’s stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at ir.doubleverify.com.

No Offer

No person has commenced soliciting proxies in connection with the Merger Agreement and the proposed Merger referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Statements contained in this communication other than statements of historical fact are forward-looking statements, including statements regarding the Merger and the other transactions contemplated by the Merger Agreement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on the Company’s expectations and projections about future events as of the date of this communication and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock; (ii) the timing to consummate the Merger, or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; (iii) the failure to satisfy the conditions to the consummation of the Merger, and the other transactions contemplated thereby; (iv) the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; (v) the effect of the pendency of the Merger on our business relationships, operating results and business generally; (vi) certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions; (vii) risks that the Merger disrupts current plans and operations; (viii) risks related to diverting management’s attention from our ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) our ability to retain, hire and integrate skilled personnel, and maintain relationships with key business partners and customers, and others with whom we do business, in light of the proposed Merger; (xi) unexpected costs, charges or expenses resulting from the Merger; (xii) risks that the benefits of the Merger are not realized when and as expected; and (xiii) those risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and our Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2026. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement the Company makes. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.